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                                                                Exhibit 10.15(a)

                             BANK OF AMERICA

                                              Bank of America Commercial Finance
                                                                   NYI-503-06-08
                                                              335 Madison Avenue
                                                                     6/th/ Floor
                                                        New York, New York 10016
November 29, 2000

Norton McNaughton of Squire Inc.
463 Seventh Avenue
New York, NY 10018

RE. Amended and Restated Factoring Agreement between us dated September 25, 1997, as amended (the "Factoring Agreement")

Gentlemen:

Effective November 29, 2000, the Factoring Agreement shall be amended by deleting the first sentence of Section 11 and in lieu thereof substituting the following:

     "If accepted by you, this Agreement shall be effective on the 25th day of September, 1997, and shall continue in full force and effect until: (a) December 1, 2003, and from year to year thereafter until terminated by our giving to you not less than sixty (60) days prior written notice; or (b) terminated at any time by your giving to us not less than sixty (60) days prior written notice."

In addition, it is hereby agreed that at any time during the term of the Factoring Agreement, upon sixty (60) days notice to us, so long as (i) no Default has occurred thereunder and (ii) the Overadvance Amount (as defined in the Second Amended and Restated Financing Agreement) incurred on the Effective Date of such Financing Agreement has been paid in full and reduced to zero for at least one (1) day, we will modify the Factoring Agreement to provide factoring services on a non-notification basis at the same commission rate as Jeri-Jo Knitwear Inc.

Except as amended herein, all other terms and conditions of the Factoring Agreement shall remain unchanged and in full force and effect. Would you please indicate your agreement to the foregoing by signing where indicated below.

Banc of America Commercial Corporation


By:  /s/ Robert J. Higgins    S.V.P.
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                             (Title)

Read and Agreed:

Norton McNaughton of Squire Inc.


By:  /s/ Amanda J. Bokman     C.F.O.
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                             (Title)